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                                                                    EXHIBIT 3.56

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        RADIO ONE OF BOSTON LICENSES, LLC

      This Limited Liability Company Agreement (the "Agreement") of Radio One of Boston Licenses, LLC, a Delaware limited liability company (the "Company"), is made as of December 31, 2001, by Radio One of Boston, Inc., a Delaware corporation (the "Member").

      In consideration of the agreements and obligations set forth herein and intending to be legally bound, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:

      1. Formation. The Company was formed on December 31, 2001 by filing a Certificate of Formation with the Delaware Secretary of State pursuant to the Delaware Limited Liability Company Act (the "Delaware Act") and on behalf of the Member.

      2. Name. The name of the Company is "Radio One of Boston Licenses, LLC" and all Company business shall be conducted under such name.

      3. Purpose. The Company is formed for the purpose of engaging in any lawful act or activity for which limited liability companies may be formed under Delaware law and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing.

      4. Principal Place of Business. The principal place of business of the Company shall be at c/o 5900 Princess Garden Parkway, 8th Floor, Lanham, MD 20706.

      5. Member. The name and mailing address of the Member is as follows:

         Name                             Address

         Radio One of Boston, Inc.        5900 Princess Garden Parkway
                                          8th Floor
                                          Lanham, MD 20706

      6. Registered Agent and Office. The street address of the initial registered office of the Company shall be: 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of the Company's registered agent at such address is: Corporation Service Company. At any time, the Member may designate a different registered agent and/or registered office.

      7. Powers. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by the members of limited liability companies under Delaware law.

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      8. Management of the Company. The business affairs of the company shall be managed by the Member in accordance with Section 18-402 of the Delaware Act. Management of the Company shall be vested in the Member. The Member shall have sole and complete discretion in determining whether to issue Units, the number of Units to be issued at any particular time, the purchase price for any Units issued, and all other terms and conditions governing any Units or the issuance thereof. The Member may appoint a President, one or more Vice Presidents, a Treasurer, a Secretary and/or one or more other officers as it deems necessary, desirable or appropriate, with such authority and upon such terms and conditions as the Member deems appropriate or, in the absence of such determination by the Member, as are appropriate to an officer with a similar title of a Delaware corporation. Any such officer shall serve at the pleasure of the Member and may be removed, with or without cause, by the Member.

      9. Relationship Between the Member and the Company.

            (a) The Member, its Affiliates (hereinafter defined), and the directors, officers and employees of the Member and its Affiliates may enter into agreements with the Company providing for the performance of services for the Company, and the receipt of such compensation as the Company may agree to pay.

            (b) The Member, Manager (as defined in the Delaware Act) or officers of the Company shall not be liable or accountable in damages or otherwise to the Company or the Member for any act or omission done or omitted by him, her or it in good faith, unless such act or omission constitutes gross negligence or willful misconduct on the part of the Member, Manager or officer of the Company. The Company is expressly permitted in the normal course of its business to enter into transactions with any or all Managers, Members or officers or with any Affiliates of any such Manager, Member or officer.

            (c) All expenses incurred with respect to the organization, operation and management of the Company shall be borne by the Company. The Member shall be entitled to reimbursement from the Company for direct expenses allocable to the organization, operation and management of the Company.

            (d) "Affiliate" shall mean any Person (hereinafter defined) directly or indirectly controlling, controlled by or under common control with the Person in question; and, if the Person in question is not an individual, any executive officer or director of the Person in question or of any Person directly or indirectly controlling the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Person" shall mean any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate or other entity or organization.

      10. Indemnity, In accordance with Section 18-108 of the Delaware Act, the Company shall indemnify and hold harmless any Member, Manager, officer of the Company and Affiliate thereof (individually, in each case, an "Indemnitee") to the fullest extent permitted by law against

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any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the Indemnitee (including, without limitation, reasonable attorney's fees and disbursements incurred in the defense thereof) arising out any act or omission of the Indemnitee in connection with the Company.

      11. Allocation of Profits and Losses. The Company's profits and losses, and all items allocable for tax purposes, shall be allocated to the Member.

      12. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts as determined by the Member.

      13. Assignments. The Member may assign in whole or in part its limited liability interest in the Company in accordance with the Delaware Act.

      14. Admission of Additional Members. One or more additional members may be admitted to the Company with the consent of the Member upon such terms and conditions as the Member, in its discretion, shall approve. In the event of the admission of any new Member or Members, the Member and such additional Member or Members shall execute an appropriate amendment to this Agreement reflecting such terms and conditions and such other matters which the Member deems appropriate or upon which the Member and such additional Member or Members shall agree.

      15. Resignation of Member. The Member may resign from the Company in accordance with the Delaware Act.

      16. Liability of Member. Except as otherwise required in the Delaware Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, the Member shall not be obligated for any such debt, obligation or liability of the Company solely by reason of being a Member or participating in the management of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Delaware Act or this Agreement shall not be grounds for imposing liability on the Member for liabilities of the Company.

      17. Dissolution. Dissolution of the Company will occur upon the consent of the Member to dissolution of the Company. The exclusive means by which the Company may be dissolved are set forth in this Section 17. The Company will not be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of the Member or upon the occurrence of any other event which terminates the continued membership of the Member in the Company.

      18. Amendments. This Agreement may be amended only in writing. Any such amendment must be approved and executed by the Member.

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      19. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Member and, to the extent permitted by this Agreement, its successors, legal representatives and assigns. No Person other than the Member shall be entitled to any benefits under the Agreement, except as otherwise expressly provided. Reference to any Person in this Agreement includes such Person's successors and permitted assigns.

      20. Captions. Captions contained in this Agreement are inserted as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      21. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      22. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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      IN WITNESS WHEREOF, the Member has executed this Agreement as of the date and year first above written.

                                        RADIO ONE OF BOSTON, INC.

                                        By: /s/ Linda J. Eckard Vilardo
                                            ------------------------------------
                                        Name: LINDA J. ECKARD VILARDO
                                        Title: Vice President

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